Registration No. 2-71931

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
K-TRON INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)
New Jersey

(State or Other Jurisdiction of Incorporation or Organization)
22-1759452

(I.R.S. Employer Identification No.)

Routes 55 & 553, P.O. Box 888, Pitman, New Jersey	08071-0888

(Address of Principal Executive Offices)	(Zip Code)
1980 Stock Option Plan

(Full Title of the Plan)
Edward B. Cloues, II
Chief Executive Officer
K-Tron International, Inc.
Routes 55 and 553
Pitman, New Jersey 08071-0888

(Name and Address of Agent for Service)
(856) 589-0500

Telephone Number, Including Area Code, of Agent For Service.

DEREGISTRATION
     The Registration Statement on Form S-8 (Registration No. 2-71931) (the “Registration Statement”) of K-Tron International, Inc. (the “Company”) pertaining to the registration of 271,500 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), in connection with the Company’s 1980 Stock Option Plan (the “Plan”) was filed with the Securities and Exchange Commission on April 23, 1981. The Plan has terminated in accordance with its terms and 58,700 shares of the Company’s Common Stock registered in connection with the Plan were never issued. Pursuant to Item 512(a)(3) of Regulation S-K, this Post Effective Amendment No. 1 to Form S-8 is being filed in order to deregister and withdraw from registration 58,700 shares of the Company’s Common Stock remaining unissued under the Registration Statement as of the date hereof.
EXHIBIT INDEX

Exhibit No.	Exhibit
24.1	Certified Resolutions of the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment No. 1 to Registration Statement on Form S-8 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Pitman, New Jersey, on this 21st day of November, 2005.

K-TRON INTERNATIONAL, INC.
Date: November 21, 2005	By:	/s/ Edward B. Cloues, II
Edward B. Cloues, II
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.
     Each person in so signing also makes, constitutes and appoints Edward B. Cloues, II, Chairman and Chief Executive Officer of K-Tron International, Inc., and Ronald R. Remick, Senior Vice President, Chief Financial Officer and Treasurer of K-Tron International, Inc., and each of them acting alone, as his true and lawful attorneys-in-fact, in his name, place and stead, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Post Effective Amendment No. 1 to Registration Statement on Form S-8.

Signature	Date	Capacity

/s/ Edward B. Cloues, II Edward B. Cloues, II	November 21, 2005	Chief Executive Officer (principal executive officer) and Chairman of the Board of Directors
/s/ Ronald R. Remick Ronald R. Remick	November 21, 2005	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)
/s/ Alan R. Sukoneck Alan R. Sukoneck	November 21, 2005	Vice President, Chief Accounting and Tax Officer (principal accounting officer)
Norman Cohen	, 2005	Director
/s/ Robert A. Engel Robert A. Engel	November 21, 2005	Director
/s/ Edward T. Hurd Edward T. Hurd	November 21, 2005	Director
/s/ Richard J. Pinola Richard J. Pinola	November 21, 2005	Director

EXHIBIT INDEX

Exhibit No.	Exhibit
24.1	Certified Resolutions of the Board of Directors.